Exhibit 99.6

Selected Quarterly Information (Unaudited)

In the first quarter of 2018, we changed our accounting method for valuing our inventories to the average cost method from the last-in, first-out (LIFO) method for those inventories using the LIFO method. The effects of the change in accounting principle from LIFO to average cost have been retrospectively applied to all periods presented. As a result of the retrospective application of the change in accounting principle, certain financial statement line items in our condensed consolidated statements of operations for the 2016 and 2017 quarterly periods were adjusted as follows:

	Quarter Ended
(dollars in millions, except per share)	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Condensed consolidated statement of operations as originally reported:
Cost of products sold (a)	$1,367.0	$1,326.5	$1,195.5	$1,181.6	$1,312.2	$1,345.1	$1,348.4	$1,359.5
Income tax expense (benefit)	0.1	(10.6)	14.6	(0.9)	(13.4)	(8.7)	(18.8)	23.9
Net income (loss)	4.4	33.9	68.9	(49.0)	78.7	76.4	11.3	(98.8)
Net income (loss) attributable to AK Steel Holding Corporation	(13.6)	17.3	50.9	(62.4)	62.5	61.2	(5.8)	(111.7)
Adjusted EBITDA (a)	81.1	99.3	156.6	164.9	142.9	142.0	69.2	62.3
Net income (loss) per share attributable to AK Steel Holding Corporation common stockholders:
Basic	$(0.08)	$0.08	$0.21	$(0.22)	$0.20	$0.19	$(0.02)	$(0.36)
Diluted	(0.08)	0.08	0.21	(0.22)	0.19	0.19	(0.02)	(0.36)

Effect of change:
Cost of products sold (a)	$17.5	$(20.2)	$33.5	$(1.7)	$(35.3)	$(25.1)	$(46.6)	$(5.1)
Income tax expense (benefit)	(5.4)	9.7	(10.4)	(14.0)	13.4	9.1	18.5	(26.2)
Net income (loss)	(12.1)	10.5	(23.1)	15.7	21.9	16.0	28.1	31.3
Net income (loss) attributable to AK Steel Holding Corporation	(12.1)	10.5	(23.1)	15.7	21.9	16.0	28.1	31.3
Adjusted EBITDA	(17.5)	20.2	(33.5)	1.7	35.3	25.1	46.6	5.1
Net income (loss) per share attributable to AK Steel Holding Corporation common stockholders:
Basic	$(0.06)	$0.05	$(0.09)	$0.06	$0.07	$0.06	$0.09	$0.10
Diluted	(0.06)	0.05	(0.09)	0.06	0.07	0.05	0.09	0.10

Condensed consolidated statement of operations as adjusted:
Cost of products sold (a)	$1,384.5	$1,306.3	$1,229.0	$1,179.9	$1,276.9	$1,320.0	$1,301.8	$1,354.4
Income tax expense (benefit)	(5.3)	(0.9)	4.2	(14.9)	—	0.4	(0.3)	(2.3)
Net income (loss)	(7.7)	44.4	45.8	(33.3)	100.6	92.4	39.4	(67.5)
Net income (loss) attributable to AK Steel Holding Corporation	(25.7)	27.8	27.8	(46.7)	84.4	77.2	22.3	(80.4)
Adjusted EBITDA (a)	63.6	119.5	123.1	166.6	178.2	167.1	115.8	67.4
Net income (loss) per share attributable to AK Steel Holding Corporation common stockholders:
Basic	$(0.14)	$0.13	$0.12	$(0.16)	$0.27	$0.25	$0.07	$(0.26)
Diluted	(0.14)	0.13	0.12	(0.16)	0.26	0.24	0.07	(0.26)

(a)	Cost of products sold as originally reported reflects the change in presentation of pension and OPEB (income) expense from the adoption of ASU 2017-07.

(b)
We have reported adjusted EBITDA and adjusted EBITDA margin that exclude the effects of noncontrolling interests, pension and OPEB net corridor and settlement charges, charges (credit) for the termination of an iron ore pellet offtake agreement and related transportation costs, impairment charges for our investments in Magnetation and AFSG, charges for temporarily idling facilities, and an asset impairment charge.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this report, we have made adjustments to EBITDA to also exclude the effect of noncontrolling interests, pension and OPEB net corridor and settlement charges, charges (credit) for the termination of an iron ore pellet offtake agreement and related transportation costs, impairment charges for our investments in Magnetation and AFSG and charges for temporarily idling facilities, and an asset impairment charge. The adjusted results, although not financial measures under generally accepted accounting principles in the United States (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze our financial results in relation to those of our competitors and to our prior financial performance by excluding items that otherwise would distort the comparison. Adjusted EBITDA and adjusted EBITDA margin are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.
We recognize in our results of operations, as a corridor adjustment, any unrecognized actuarial net gains or losses that exceed 10% of the larger of projected benefit obligations or plan assets. Amounts inside this 10% corridor are amortized over the plan participants’ life expectancy. The need for a corridor charge is considered at any remeasurement date, but has generally only been recorded in the fourth quarter at the time of the annual remeasurement. After excluding the corridor charge, the remaining pension and OPEB expenses included in the non-GAAP measure are comparable to the accounting for pension and OPEB expenses on a GAAP basis in the first three quarters of the year and we believe this is useful to investors in analyzing our results on a quarter-to-quarter basis, as well as analyzing our results on a year-to-year basis. As a result of the corridor method of accounting, our subsequent financial results on both a GAAP and a non-GAAP basis do not contain any amortization of prior period actuarial gains or losses that exceeded the corridor threshold because those amounts were immediately recognized as a corridor adjustment in the period incurred. Actuarial net gains and losses occur when actual experience differs from any of the many assumptions used to value the benefit plans, or when the assumptions change, as they may each year when we perform a valuation. The two most significant of those assumptions are the discount rate we use to value projected plan obligations and the rate of return on plan assets. In addition, changes in other actuarial assumptions and the degree by which the unrealized gains or losses are within the corridor threshold before remeasurement will affect the corridor adjustment calculation. The effect of prevailing interest rates on the discount rate as of a measurement date and actual return on plan assets compared to the expected return will have a significant impact on our liability, corridor adjustment and following year’s expense for these benefit plans. For example, actuarial assumptions we made to remeasure the funded status of our pension and OPEB obligations in the fourth quarter of 2016 affected actuarial losses and the related pension/OPEB net corridor charge. The net corridor charge reflected (i) a decrease in the discount rate assumption used to determine pension liabilities from 4.15% at December 31, 2015 to 3.35% at the October 2016 remeasurement (an actuarial loss of approximately $221.1 million), partially offset by (ii) gains from changes in pension and OPEB mortality assumptions, lower claims costs and other demographic factors (netting to a gain of approximately $76.4 million) and (iii) the net effect of the difference between the expected annualized return on assets of 7.25% ($129.4 million) and the actual annualized return on assets of 12.7% as of the October 2016 remeasurement ($228.8 million) (netting to a gain of $99.4 million). We believe that the corridor method of accounting for pension and OPEB obligations is rarely used by other publicly traded companies. However, because other companies use different approaches to recognize actuarial gains and losses, our resulting pension and OPEB expense on a GAAP basis or a non-GAAP basis may not be comparable to other companies’ pension and OPEB expense on a GAAP basis. Although the net corridor charge reduces reported operating and net income, it does not affect our cash flows in the current period. However, we expect to ultimately settle the pension and OPEB obligations in cash.
Neither current shareholders nor potential investors in our securities should rely on adjusted EBITDA or adjusted EBITDA margin as a substitute for any GAAP financial measure and we encourage investors and potential investors to review the following reconciliation of adjusted EBITDA.

	Quarter Ended
(dollars in millions)	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
As Originally Reported:
Net income (loss) attributable to AK Holding	$(13.6)	$17.3	$50.9	$(62.4)	$62.5	$61.2	$(5.8)	$(111.7)
Net income attributable to noncontrolling interests	18.0	16.6	18.0	13.4	16.2	15.2	17.1	12.9
Income tax expense (benefit)	0.1	(10.6)	14.6	(0.9)	(13.4)	(8.7)	(18.8)	23.9
Interest expense	42.8	41.4	40.3	39.4	39.4	38.2	37.5	37.2
Interest income	(0.3)	(0.6)	(0.3)	(0.4)	(0.4)	(0.4)	(0.5)	(0.1)
Depreciation	53.7	54.3	53.7	54.9	55.1	55.1	58.0	57.8
Amortization	2.0	1.1	1.1	0.6	3.8	1.0	2.8	2.7
EBITDA	102.7	119.5	178.3	44.6	163.2	161.6	90.3	22.7
Less: EBITDA of noncontrolling interests (1)	21.6	20.2	21.7	17.3	20.3	19.6	21.1	16.7
Pension and OPEB net corridor and settlement charges	—	—	—	68.1	—	—	—	—
Charges (credit) for termination of pellet agreement and related transportation costs	—	—	—	69.5	—	—	—	(19.3)
Asset impairment charge	—	—	—	—	—	—	—	75.6
Adjusted EBITDA	$81.1	$99.3	$156.6	$164.9	$142.9	$142.0	$69.2	$62.3
Adjusted EBITDA margin	5.3%	6.7%	10.8%	11.6%	9.3%	9.1%	4.6%	4.2%

As Adjusted:
Net income (loss) attributable to AK Holding	$(25.7)	$27.8	$27.8	$(46.7)	$84.4	$77.2	$22.3	$(80.4)
Net income attributable to noncontrolling interests	18.0	16.6	18.0	13.4	16.2	15.2	17.1	12.9
Income tax expense (benefit)	(5.3)	(0.9)	4.2	(14.9)	—	0.4	(0.3)	(2.3)
Interest expense	42.8	41.4	40.3	39.4	39.4	38.2	37.5	37.2
Interest income	(0.3)	(0.6)	(0.3)	(0.4)	(0.4)	(0.4)	(0.5)	(0.1)
Depreciation	53.7	54.3	53.7	54.9	55.1	55.1	58.0	57.8
Amortization	2.0	1.1	1.1	0.6	3.8	1.0	2.8	2.7
EBITDA	85.2	139.7	144.8	46.3	198.5	186.7	136.9	27.8
Less: EBITDA of noncontrolling interests (1)	21.6	20.2	21.7	17.3	20.3	19.6	21.1	16.7
Pension and OPEB net corridor and settlement charges	—	—	—	68.1	—	—	—	—
Charges (credit) for termination of pellet agreement and related transportation costs	—	—	—	69.5	—	—	—	(19.3)
Asset impairment charge	—	—	—	—	—	—	—	75.6
Adjusted EBITDA	$63.6	$119.5	$123.1	$166.6	$178.2	$167.1	$115.8	$67.4
Adjusted EBITDA margin	4.2%	8.0%	8.5%	11.7%	11.6%	10.7%	7.7%	4.5%

(1)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

	Quarter Ended
(dollars in millions)	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net income attributable to noncontrolling interests	$18.0	$16.6	$18.0	$13.4	$16.2	$15.2	$17.1	$12.9
Depreciation	3.6	3.6	3.7	3.9	4.1	4.4	4.0	3.8
EBITDA of noncontrolling interests	$21.6	$20.2	$21.7	$17.3	$20.3	$19.6	$21.1	$16.7